Exhibit 99.1

Alesco Financial Inc. Announces

Second Quarter 2009 Financial Results

Philadelphia, Pennsylvania – August 17, 2009 – Alesco Financial Inc. (NYSE: AFN) (“AFN” or the “Company”), a specialty finance real estate investment trust, today announced financial results for the three-months and six-months ended June 30, 2009.

AFN reported GAAP net income attributable to common stockholders for the three-months ended June 30, 2009 of $373.7 million, or $6.21 per diluted common share, as compared to net loss attributable to common stockholders of ($81.2) million, or ($1.36) per diluted common share for the three-months ended June 30, 2008. AFN’s net income for the three-month period ended June 30, 2009 was primarily attributable to the operations of consolidated securitization entities and includes net changes in the fair value of financial instruments of $577.4 million, partially offset by loan loss provisions of ($49.7) million. During the three-months ended June 30, 2009, these amounts were reduced by $168.2 million of net income attributable to noncontrolling interests associated with our consolidated CDO entities.

AFN reported GAAP net income attributable to common stockholders for the six-months ended June 30, 2009 of $337.8 million, or $5.61 per diluted common share, as compared to net income attributable to common stockholders of $3.7 million or $0.06 per diluted common share for the six-months ended June 30, 2008. AFN’s net income for the six-month period ended June 30, 2009 was primarily attributable to the operations of consolidated securitization entities and includes net changes in the fair value of financial instruments of $579.5 million, partially offset by loan loss provisions of ($100.2) million. During the six-months ended June 30, 2009, these amounts were reduced by $161.1 million of net income attributable to noncontrolling interests associated with our consolidated CDO entities.

Analysis of GAAP Equity

As of June 30, 2009, our consolidated financial statements include $88.9 million of available, unrestricted cash and cash equivalents. The following table shows the components of our stockholders’ equity and the net change in cash and cash equivalents attributable to such components, in each case as determined in accordance with GAAP, as of, and for the three months ended, June 30, 2009. The table is divided between the components of our stockholders’ equity which are attributable to our assets and liabilities which are not assets and liabilities of consolidated variable interest entities (“VIEs”), and those which are assets and liabilities of consolidated VIEs. The assets of consolidated VIEs are pledged to satisfy the liabilities of the consolidated VIEs. The liabilities of our consolidated VIEs are non-recourse to us, but similarly we have no rights to use any of the proceeds of the assets held by consolidated VIEs to satisfy any of our recourse liabilities. The components of our stockholders’ equity attributable to our investments in consolidated VIEs are determined in accordance with GAAP (under which we consolidate all of the assets and liabilities of the VIEs) and do not reflect the fair value of the interests in the consolidated VIEs owned by us. The Net Change in Cash and Cash Equivalents column reflects the sources and uses of cash during the period with respect to each component of our stockholders’ equity.

(Amounts in thousands)	Allocated Parent Stockholders’ Equity as of June 30, 2009	Net Change in Cash and Cash Equivalents for Three Months Ended June 30, 2009 (C)
Net Assets not Included in Consolidated VIEs:
Investments in TruPS debt securities	$6,604	$186
Investments in residential and commercial loans	8,568	493
Cash and cash equivalents	88,922	99

(Amounts in thousands)	Allocated Parent Stockholders’ Equity as of June 30, 2009	Net Change in Cash and Cash Equivalents for Three Months Ended June 30, 2009 (C)
Other assets and liabilities, net (A)	2,552	(1,856	)(D)
Recourse indebtedness (A)	(76,214)	(2,035)

Net Assets of Consolidated VIEs (B):
Investments in TruPS CDOs	$412,957	—
Investments in leveraged loan CLOs and warehouse facility	1,698	2,842	(E)
Investment in Kleros Real Estate (MBS) CDOs	—	—
Investment in residential loan mortgage loan securitization	(40,462)	1,527

Total	$404,625	$1,256

(A)	Recourse indebtedness is net of our $1.5 million investment in common securities of the trusts that issued our junior subordinated debentures. The $1.5 million is recorded within other assets in our consolidated financial statements.
(B)	We currently hold the following notional amounts of preference shares or subordinated interests in consolidated VIEs: $218.6 million in TruPS CDOs, $48.1 million in leveraged loan CLOs, $38.5 million in a leveraged loan warehouse facility, $45.6 million in a whole-loan mortgage securitization and $90 million in Kleros Real Estate CDOs. The Company’s stockholders’ equity includes the effects of accounting for each of the underlying assets and liabilities of our consolidated VIEs as separate units of account. However, if for accounting purposes the Company were to use the notional amounts of preference shares or subordinated interests that it directly owns as the unit of account, its net asset value could be materially different. As of June 30, 2009, the Company estimates the aggregate fair value of its investments in preference shares and subordinated interests of consolidated VIEs to be approximately $3.3 million.
(C)	Primary sources and uses of cash of consolidated VIEs include interest income on investments and interest expense on the related debt. The Company’s primary sources of cash are distributions from investments in consolidated VIEs, interest on cash deposits, and interest income on or proceeds from the sale of debt securities and mortgage loans held directly. The Company’s primary uses of cash are recourse debt service, payment of general and administrative expenses, and additional investments. The following reconciles the change in cash and cash equivalents during the three-months ended June 30, 2009:

Cash and cash equivalents, at March 31, 2009	$87,666
Net change in cash and cash equivalents	1,256

Cash and cash equivalents, at June 30, 2009	$88,922

(D)	Amount relates to payment of general and administrative expenses incurred directly by the Company. General and administrative expenses incurred and paid by consolidated VIEs reduce the Company’s net distributions, if any, from these consolidated VIEs and are not paid directly by the Company.
(E)	Amount includes $2.8 million of distributions from investments in CLOs. Subsequent to June 30, 2009, we experienced an interest diversion test failure in Emporia Preferred Funding II, Ltd. The failure was primarily attributable to an increase in defaulted assets collateralizing the CLO. As a result of the interest diversion test failure in Emporia Preferred Funding II, Ltd., the Company did not receive any of its quarterly distribution in July 2009, and assuming no additional defaults or significant credit downgrades the Company does not expect to receive its quarterly cash distribution for several quarters.

Liquidity

Management has evaluated our current and forecasted liquidity and continues to monitor evolving market conditions. Future investment alternatives and operating activities will continue to be evaluated against anticipated current and longer term liquidity demands. Management will continue to consider projections regarding our taxable income and liquidity position and decisions regarding future dividends are subject to the review and approval of our board of directors.

On October 10, 2008, the Company was notified by the NYSE that it was not in compliance with an NYSE continued listing standard applicable to its common stock. The standard requires that the average closing price of any listed security not fall below $1.00 per share for any consecutive 30 trading-day period. On October 15, 2008, the Company notified the NYSE of its intent to cure this deficiency. After exploring different alternatives for curing the deficiency and restoring compliance with the continued listing standards, the Company currently expects to effectuate a 1 for 10 reverse stock split of the outstanding shares of its common stock. Under the NYSE rules, the Company has six months from the date of the NYSE notice to comply with the NYSE minimum share price standard. If the Company is not compliant by that date, its common stock will be subject to suspension and delisting by the NYSE. However, on February 26, 2009, the NYSE granted NYSE-listed companies a reprieve from the NYSE’s $1 minimum price requirement until June 30, 2009, which reprieve was subsequently extended for an additional month through July 31, 2009. In addition, the NYSE permanently decreased its market-capitalization standard to $15 million for listed companies, which previously required that average market capitalization of a NYSE-listed company be at least $25 million over any 30 consecutive trading day periods. We therefore have until September 13, 2009 to become compliant with the NYSE minimum share price standard. If we fail to meet any of the NYSE’s other listing standards, however, we may be delisted for failing to comply with the continued listing standards.

Involvement in Variable Interest Entities

The following table presents information as of June 30, 2009 with respect to how the Company’s involvement with VIEs affects the Company’s consolidated financial position, financial performance and cash flows.

	TruPS CDOs	Leveraged Loan CLOs and Warehouse Facility	Residential Mortgage Securitization	Kleros Real Estate (MBS) CDOs	Total
Consolidated VIE assets	$1,942,348	$816,356	$753,104	$433,345	$3,945,153
Consolidated VIE liabilities	1,323,728	816,761	793,566	433,345	3,367,400
Noncontrolling interests in consolidated VIE subsidiaries	205,663	(2,103)	—	—	203,560

Net assets attributable to common stockholders	$412,957	$1,698	$(40,462)	$—	$374,193

	TruPS CDOs	Leveraged Loan CLOs and Warehouse Facility	Residential Mortgage Securitization	Kleros Real Estate (MBS) CDOs	Total
Maximum exposure to loss:(1)
Debt and equity interests in CDOs, CLOs and other securitization vehicles	$218,570	$48,100	$45,566	$90,000	$402,236
Warehouse facility	—	38,475	—	—	38,475

Total maximum exposure to loss	$218,570	$86,575	$45,566	$90,000	$440,711

(1)	Represents our total investments in VIEs, and is not adjusted for losses incurred to date.

As of June 30, 2009, consolidated VIEs represent $374.2 million of net assets attributable to common stockholders (excluding non-controlling interests). For the three and six-month periods ended June 30, 2009, net income from consolidated VIEs included in the Company’s net income attributable to common stockholders was $376.5 million and $346.2 million, respectively. As of June 30, 2009, the Company estimates that the fair value of the Company’s investments in the preference shares and subordinated interests of consolidated VIEs is approximately $3.3 million. For the three and six months ended June 30, 2009, the Company received $4.4 million and $8.8 million in cash distributions from consolidated VIE entities.

Our consolidated TruPS assets serve as the sole source of collateral and cash flows for the TruPS CDO notes payable and trust preferred obligations. As a result, the Company generally expects that there will be significant correlation between its fair value estimates of the CDO notes payable and its fair value estimates for the associated TruPS assets. This expected price correlation between the underlying assets and the CDO notes payable was consistent with what the Company had historically experienced and observed in the market. However, during the three-months ended June 30, 2009, changes in market conditions significantly impacted the degree of this correlation. Changes in market conditions during the quarter had a significant positive impact on the pricing of credit risk associated with our individual TruPS assets. The change in market perceptions regarding the benefits or risks associated with our investments in TruPS assets did not have a significant impact on the markets perception regarding the credit risk and other market risks of our CDO notes payable. As a result, the correlation of the changes in fair value of our TruPS assets and CDO notes payable was not consistent with our historical experience and therefore, the changes in the fair value of our TruPS assets were significantly greater than the changes in fair value of our TruPS related CDO notes payable during the three-months ended June 30, 2009. As a result, our GAAP parent stockholders’ equity includes $413 million of equity relating to our consolidated TruPS CDOs. However, we estimate that our direct investment in the preference shares of the TruPS CDOs has little to no value as of June 30, 2009.

Identification of Material Weakness in Internal Controls

In July 2009 we identified certain computational errors in our internal valuation models which we utilized, in part, to derive the fair value of our investments used in the preparation of our financial statements. Upon identifying these errors, we undertook a broad review of our valuation processes and methodologies. After performing this additional work, we determined that these errors did not result in a need to modify the December 31, 2008 financial statements. However, we determined that there were deficiencies in our internal controls over the development and validation of the valuation models which resulted in a material weakness.

To remediate the material weakness in internal control over financial reporting described above, management enhanced its controls over financial reporting by completing the following remediation steps:

•	Corrected the computational errors in our internal valuation models; and

•	Enhanced our internal valuation process to include additional validation procedures, including more formal review and comparison of internal valuation model results to observable market data.

We believe that the actions described above and the resulting improvements in controls will strengthen our internal control over financial reporting relating to our valuation process.

Conference Call

A conference call to discuss these financial results with investors and analysts will be held on August 18, 2009 at 10:00 AM ET. Interested parties can access the live webcast of our conference call by clicking on the webcast link on our homepage at www.alescofinancial.com. Those wishing to participate in the conference call via telephone with operator assistance can dial 866-831-6272 or, for those calling from overseas, 617-213-8859, at least ten minutes in advance of the scheduled time. A replay will be available for two weeks at 888-286-8010, pass code 30705114.

About Alesco Financial Inc.

Alesco Financial Inc. is a specialty finance REIT headquartered in Philadelphia, Pennsylvania. Alesco Financial Inc. is externally managed by Cohen & Company Management, LLC, a subsidiary of Cohen & Company, an alternative investment management firm, which, since 2001, has provided financing to small and mid-sized companies in financial services, real estate and other sectors. For more information, please visit www.alescofinancial.com.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Alesco Financial Inc. cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Alesco Financial Inc. to successfully execute its business plans or gain access to additional financing, continued disruption in the U.S. credit markets generally and the mortgage loan and CDO markets particularly,

AFN’s ability to timely consummate the merger with Cohen & Company, the limited availability of additional investment portfolios for future acquisition, performance of existing investments, AFN’s ability to restore compliance with NYSE continued listing standards or, in the event that AFN is unable to maintain its listing with the NYSE, its ability to comply with the initial listing standards of the NYSE or another securities exchange, continued qualification as a REIT and the cost of capital. Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site at www.sec.gov and Alesco Financial Inc.’s web site, www.alescofinancial.com. Alesco Financial Inc. disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, AFN will file with the SEC, a registration statement on Form S-4 which will include proxy statements of AFN and Cohen & Company and a prospectus of AFN. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to AFN’s stockholders. In addition, stockholders will be able to obtain the proxy statement/prospectus and all other relevant documents filed by AFN with the SEC free of charge at the SEC’s website www.sec.gov or from Alesco Financial Inc., Attn: Investor Relations, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104.

Participants in the Solicitation

AFN and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AFN in favor of the proposed merger. Information about the directors and executive officers of AFN and their ownership of AFN stock is set forth in AFN’s annual report on Form 10-K/A filed with the SEC on April 30, 2009. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus for the proposed merger when it becomes available. Stockholders may obtain these documents from the SEC or AFN using the contact information above.

Alesco Financial Inc.

Consolidated Statements of Income (Loss)

(Unaudited and in thousands, except share and per share information)

	For the Three-Month Period Ended June 30, 2009	For the Three-Month Period Ended June 30, 2008 (As Adjusted)	For the Six-Month Period Ended June 30, 2009	For the Six-Month Period Ended June 30, 2008 (As Adjusted)
Net investment income (loss):
Investment interest income	$90,382	$137,520	$190,265	$311,415
Investment interest expense	(53,403)	(101,588)	(112,355)	(241,372)
Provision for loan losses	(49,696)	(7,891)	(100,154)	(15,455)

Net investment income (loss)	(12,717)	28,041	(22,244)	54,588

Expenses:
Related party management compensation	3,389	4,197	6,842	8,942
General and administrative	4,242	3,545	8,638	7,160

Total expenses	7,631	7,742	15,480	16,102
Other income and expense:
Interest and other income	184	1,131	592	2,625
Net change in fair value of investments in debt securities and loans and non-recourse indebtedness	540,908	(132,651)	547,785	70,208
Net change in fair value of derivative contracts	36,492	37,055	31,739	(45,808)
Credit default swap premiums	—	(1,536)	—	(2,872)
Impairments on other investments and intangible assets	(2,670)	(4,286)	(4,748)	(12,844)
Loss on disposition of consolidated entities	—	(5,558)	—	(5,558)
Net realized loss on sale of assets	(4,281)	(1,742)	(16,126)	(3,191)

Earnings (loss) before benefit (provision) for income taxes	550,285	(87,288)	521,518	41,046
Benefit (provision) for income taxes	(8,380)	2,975	(22,568)	3,402

Net income (loss)	541,905	(84,313)	498,950	44,448
Less: Net (income) loss attributable to noncontrolling interests	(168,240)	3,109	(161,118)	(40,765)

Net income (loss) attributable to common stockholders	$373,665	$(81,204)	$337,832	$3,683

Earnings (loss) per share—basic:
Basic earnings (loss) per share	$6.21	$(1.36)	$5.61	$0.06

Weighted-average shares outstanding—Basic	60,169,240	59,512,594	60,170,794	60,550,247

Earnings (loss) per share—diluted:
Diluted earnings (loss) per share	$6.21	$(1.36)	$5.61	$0.06

Weighted-average shares outstanding—Diluted	60,169,240	59,512,594	60,170,794	60,550,247

Distributions declared per common share	$—	$0.25	$—	$0.50

Alesco Financial Inc.

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share information)

	As of June 30, 2009	As of December 31, 2008 (As Adjusted)
Assets
Investments in debt securities and security-related receivables, at fair value	$2,349,220	$2,079,750
Investments in loans
Residential mortgages	839,668	901,491
Commercial mortgages	7,464	7,464
Leveraged loans (including amounts held for sale at fair value of $105,452 and $63,601, respectively)	808,728	780,269
Loan loss reserve	(158,512)	(68,428)

Total investments in loans, net	1,497,348	1,620,796
Cash and cash equivalents	88,922	86,035
Restricted cash and warehouse deposits	69,668	54,059
Accrued interest receivable	20,901	31,435
Deferred tax asset	3,676	25,036
Other assets	27,855	37,820

Total assets	$4,057,590	$3,934,931

Liabilities and equity
Indebtedness
Trust preferred obligations, at fair value	$138,203	$120,409
Securitized mortgage debt	789,598	844,764
CDO notes payable (including amounts at fair value of $1,401,422 and $1,647,590, respectively)	2,106,752	2,342,920
Warehouse credit facilities	106,582	126,623
Recourse indebtedness	77,703	77,656

Total indebtedness	3,218,838	3,512,372
Accrued interest payable	19,682	30,530
Related party payable	6,512	4,880
Derivative liabilities	191,087	266,984
Other liabilities	13,286	12,165

Total liabilities	3,449,405	3,826,931
Equity
Preferred stock, $0.001 par value per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 60,169,240 and 60,171,324 issued and outstanding, including 659,076 and 985,810 unvested restricted share awards, respectively	60	59
Additional paid-in-capital	484,934	484,612
Accumulated other comprehensive loss	(12,705)	(14,223)
Accumulated deficit	(67,664)	(405,496)

Total parent stockholders’ equity	404,625	64,952
Noncontrolling interests in subsidiaries	203,560	43,048

Total equity	608,185	108,000

Total liabilities and equity	$4,057,590	$3,934,931

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Investors:	Media:
John Longino	Joseph Kuo
Chief Financial Officer	Kekst and Company
215-701-8952	212-521-4863
info@alescofinancial.com